UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report: December 21, 2006

(Date of earliest event reported)

US ONCOLOGY HOLDINGS, INC.

US ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware		20-0873619 84-1213501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of Principal Executive Offices, Zip Code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2006, US Oncology Holdings, Inc. (“Holdings”) entered into a Stock Purchase Agreement with Morgan Stanley Strategic Investments, Inc. (“Morgan Stanley”) pursuant to which Morgan Stanley acquired approximately 21.65 million shares of common stock and 1.95 million shares of participating preferred stock of Holdings for an aggregate purchase price equal to $150.0 million in cash. A press release announcing the foregoing investment is attached hereto as Exhibit 99.1.

On the same day, in connection with the consummation of the foregoing investment, Holdings, together with certain of its stockholders, including Welsh, Carson, Anderson & Stowe IX, L.P. , and Morgan Stanley entered into certain agreements, including an Amended and Restated Stockholders Agreement and an Amended and Restated Registration Rights Agreement, providing for agreements among such stockholders and Holdings with respect to restrictions on transfer of their equity securities, preemptive rights on future issuances of capital stock and other securities by Holdings, voting rights and registration rights. In addition, Holdings, together with its wholly-owned subsidiary, US Oncology, Inc. (“US Oncology”), its subsidiaries, and its existing lenders entered into Amendment No. 4 to the Credit Agreement, dated as of August 20, 2004, as amended, among US Oncology, Holdings, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto, Wachovia Bank, National Association, as syndication agent, and Citicorp North America, Inc., as documentation agent, to, among other things, permit the consummation of the foregoing investment and the use of proceeds from the investment described in Item 3.02 below.

Copies of the Stock Purchase Agreement, the Amended and Restated Stockholders Agreement, the Amended and Restated Registration Rights Agreement and Amendment No. 4 to the Credit Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. The descriptions of the foregoing documents set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such documents attached hereto.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The investment by Morgan Stanley described in Item 1.01 above was a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

The net proceeds of the foregoing investment, together with certain cash-on-hand of US Oncology, will be used to pay a dividend of up to $190 million on the outstanding common stock (including the shares of outstanding participating preferred stock to the extent such shares participate with common stock in such dividends) of Holdings and pay related fees and expenses. The dividend will be paid on or about January 3, 2007. The shares acquired by Morgan Stanley were acquired after the record date for the dividend and therefore will not receive any proceeds of the dividend.

In connection with the consummation of the foregoing investment, Holdings amended and restated its certificate of incorporation to, among other things, increase its authorized capital stock and create a new series of its participating preferred stock to be issued to Morgan Stanley. The new series of participating preferred stock has terms which are substantially similar to, and ranks on par with, Holdings’ existing series of participating preferred stock. Both series of the participating preferred stock of Holdings rank senior to Holdings common stock as to dividends and rights to payment upon liquidation or a change of control transaction and will participate with the common stock in such payments and other corporate events. The participating preferred stock is also entitled to receive cumulative dividends on a non-cash accrual basis at a rate equal to 7% per annum, compounded quarterly, on the stated value thereof. The participating preferred stock has no fixed redemption date, but is subject to mandatory redemption upon a change of control transaction. In the event of a qualified initial public offering of the common stock of Holdings or US Oncology, each share of the participating preferred stock will automatically convert into Holdings common stock through the issuance of an equivalent value of Holdings common stock determined by reference to the public offering price and a fixed conversion ratio of shares of common stock issuable in respect of the participation feature of the participating preferred stock. At that time, Holdings has the option to redeem all of the shares of common stock issued upon conversion of the participating preferred stock, other than shares issued in respect of the participation feature. The participating preferred stock votes together with the shares of Holdings common stock, with each share of participating preferred stock currently receiving 1 vote per share. In addition, each series of the participating preferred stock has certain separate voting rights with respect to certain corporate events and other matters.

A copy of the Second Amended and Restated Certificate of Incorporation of Holdings setting forth the rights, preferences and privileges of its participating preferred stock and common stock is attached hereto as Exhibit 3.1. The description of such document set forth herein does not purport to be complete and is qualified in its entirety by the provisions of such document attached hereto.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the consummation of the foregoing investment, Holdings increased the size of its board of directors by 1, and added William T. Reiland as a new board member. Mr. Reiland has been a managing director at Morgan Stanley & Co. Incorporated since December 2004. He currently works in the Principal Investments group within the Fixed Income Division. Mr. Reiland joined Morgan Stanley & Co. Incorporated in 1993, initially as an investment banker covering hospital, physician group and HMO companies and has held various positions since that time.

Other than as described in this Current Report, there are no other transactions in which Mr. Reiland has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Reiland has been designated by Morgan Stanley to serve on the Holdings board of directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit		Document
3.1	-	Second Amended and Restated Certificate of Incorporation of Holdings

10.1	-	Stock Purchase Agreement, dated as of December 21, 2006

10.2	-	Amended and Restated Stockholders Agreement, dated as of December 21, 2006

10.3	-	Amended and Restated Registration Rights Agreement, dated as of December 21, 2006

10.4	-	Fourth Amendment to Credit Agreement, dated December 21, 2006

99.1	-	Press Release, dated December 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of Holdings and US Oncology have duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

US ONCOLOGY HOLDINGS, INC.

Dated: December 22, 2006	By:	/s/ Phillip H. Watts
	Name:	Phillip H. Watts
	Title:	Vice President and General Counsel

US ONCOLOGY, INC.

Dated: December 22, 2006	By:	/s/ Phillip H. Watts
	Name:	Phillip H. Watts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit		Document
3.1	-	Second Amended and Restated Certificate of Incorporation of Holdings

10.1	-	Stock Purchase Agreement, dated as of December 21, 2006

10.2	-	Amended and Restated Stockholders Agreement, dated as of December 21, 2006

10.3	-	Amended and Restated Registration Rights Agreement, dated as of December 21, 2006

10.4	-	Fourth Amendment to Credit Agreement, dated December 21, 2006

99.1	-	Press Release, dated December 22, 2006